UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175
San Mateo, CA 94404
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 30, 2024, Talphera, Inc. (the “Company”), amended its securities purchase agreements, dated January 17, 2024, with entities affiliated with Nantahala Management, LLC (the “Agreements”), to extend to June 30, 2025 the date by which the Company must achieve the precedent conditions to the second closing thereunder (the “Amendments”). If prior to the second closing, the Company consummates an equity financing, then the purchasers shall be released from their obligation to purchase additional shares of common stock and/or pre-funded warrants pursuant to the Agreements.

The foregoing description of the Amendments is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein. The form of the Agreements is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (file no. 001-35068) filed with the Securities and Exchange Commission on January 22, 2024.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Securities Purchase Agreement, dated September 30, 2024, by and among Talphera, Inc. and entities affiliated with Nantahala Management, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2024	TALPHERA, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer